EXHIBIT 10.4

WARRANT SUBSCRIPTION AGREEMENT

WARRANT SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of this 15th day of November, 2010 by and between Australia Acquisition Corp., a company formed under the laws of the Cayman Islands (the “Company”), having its principal place of business at Level 11, 459 Collins Street, Melbourne VIC 3000 Australia, and certain of the Company’s officers and directors (the “Subscribers”) whose names appear on the signature page hereto.

WHEREAS, the Company desires to sell on a private placement basis (the “Offering”) an aggregate of 8,000,000 warrants (the “Warrants”) of the Company for a purchase price of $0.50 per Warrant.  Each Warrant is exercisable to purchase one Ordinary Share at an exercise price of $11.50 per share during the period commencing on the later of: (i) one year from the date of the prospectus (the “Prospectus”) contained in the registration statement (the “Registration Statement”) relating to the Company’s initial public offering of 6,400,000 units of Ordinary Shares and Warrants (the “IPO”) and (ii) the consummation of a Business Transaction (as defined in Section 5 below) and expiring on the fifth anniversary of the consummation of an initial Business Transaction;

WHEREAS, the Subscribers wish to purchase the Warrants and the Company wishes to accept such subscriptions.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Subscribers hereby agree as follows

1.           Agreement to Subscribe

1.1           Purchase and Issuance of the Warrants. Upon the terms and subject to the conditions of this Agreement, the Subscribers hereby agree to purchase from the Company, and the Company hereby agrees to sell to the Subscribers, on the Closing Date, the Warrants for an aggregate purchase price of $4,000,000 (the “Purchase Price”) in such amount as indicated on the signature pages hereto.

1.2           Delivery of the Purchase Price. Upon execution of this Agreement, the Subscribers are hereby bound to fulfill their obligations hereunder and hereby irrevocably commit to deliver into a trust account at a financial institution to be chosen by the Company, maintained by Continental Stock Transfer & Trust Company, acting as Trustee immediately prior to the effective date of the Registration Statement, the Purchase Price in immediately available funds by certified bank check, wire transfer or such other form of payment as shall be acceptable to the Trustee, in its sole and absolute discretion, at the Closing.

1.3           Closing. The closing of the Offering (the “Closing”) shall take place at the offices of the Company, on or prior to the date of the Prospectus (the “Closing Date”).

2.           Representations and Warranties of the Subscribers

Each Subscriber represents and warrants to the Company solely as to such Subscriber that:

2.1           No Government Recommendation or Approval. Subscriber understands that no United States federal or state agency has passed upon or made any recommendation or endorsement of the Company or the Offering of the Warrants or Ordinary Shares underlying the Warrants (the “Warrant Shares” and, collectively with the Warrants, the “Securities”).

2.2           Accredited Investor. Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) and acknowledges the sale contemplated hereby is being made in reliance, among others, on a private placement exemption to “Accredited Investors” contained in Regulation D under the Securities Act or similar exemptions under state law.

2.3           Intent. Subscriber is purchasing the Warrants solely for investment purposes, for its own account and not for the account or benefit of any U.S. Person to the extent the Subscriber is not a U.S. Person, and not with a view towards the distribution thereof and Subscriber has no present arrangement to sell the Securities to or through any person or entity. Subscriber shall not engage in hedging transactions with regard to the Warrants and the underlying securities unless in compliance with the Securities Act.

2.4           Restrictions on Transfer. Subscriber acknowledges and understands the Warrants are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act. The Securities have not been registered under the Securities Act, and, if in the future Subscriber decides to offer, resell, pledge or otherwise transfer the Securities, such Securities may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. Subscriber agrees that if any transfer of its Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or another available exemption from registration, Subscriber agrees it will not resell the Securities. Subscriber further acknowledges that because the Company is a shell company, Rule 144 may not be available to Subscriber for the resale of the Securities until the one year anniversary following consummation of the initial Business Transaction of the Company, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.5           Sophisticated Investor.

(i)           Subscriber is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Securities.

(ii)           Subscriber is aware that an investment in the Warrants is highly speculative and subject to substantial risks because, among other things, none of the Securities have been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

Subscriber is able to bear the economic risk of its investment in the Securities for an indefinite period of time.

2.6           Independent Investigation. Subscriber, in making the decision to purchase the Warrants, has relied upon an independent investigation of the Company and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances from the Company, its officers, directors or employees or any other representatives or agents of the Company, other than as set forth in this Agreement. Subscriber is familiar with the business, operations and financial condition of the Company and has had an opportunity to ask questions of, and receive answers from the Company’s officers and directors concerning the Company and the terms and conditions of the offering of the Warrants and has had full access to such other information concerning the Company as Subscriber has requested. Subscriber confirms that all documents that it has requested have been made available and that Subscriber has been supplied with all of the additional information concerning this investment which it has requested.

2.7           Organization and Authority. If the Subscriber is a corporation, limited liability company, partnership, trust or other entity, the Subscriber is validly existing under the laws of its jurisdiction of incorporation and is authorized and otherwise duly qualified to purchase and hold the Securities and this Agreement has been duly and validly authorized, executed and delivered and constitutes the legal, binding and enforceable obligation of the Subscriber.  If the Subscriber is an individual, this Agreement has been duly and validly executed and delivered and constitutes the legal, binding and enforceable obligation of the Subscriber, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally.

2.8           Foreign Subscribers.  If the Subscriber is not a U.S. Person, the Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Warrants or any use of this Agreement, including: (i) the legal requirements within its jurisdiction for the purchase of the Warrants; (ii) any foreign exchange restrictions applicable to such purchase; (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Warrants.  The Subscriber’s subscription and payment for, and continued beneficial ownership of the Warrants, will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

2.9           No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Subscriber of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Subscriber’s organizational documents (ii) any agreement, indenture or instrument to which the Subscriber is a party, (iii) any law, statute, rule or regulation to which Subscriber is subject or (iv) any agreement, order, judgment or decree to which Subscriber is subject.

2.10           No Legal Advice from Company. Subscriber acknowledges it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the other agreements entered into between the parties hereto with Subscriber’s own legal counsel and investment and tax advisors. Except for any statements or representations of the Company made in this Agreement and the other agreements entered into between the parties hereto, Subscriber is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

2.11           Reliance on Representations and Warranties. Subscriber understands the Warrants are being offered and sold to it in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Subscriber set forth in this Agreement in order to determine the applicability of such provisions.

2.12           No General Solicitation. Subscriber is not subscribing for the Warrants as a result of or subsequent to any general solicitation or general advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting.

2.13           Legend. Subscriber acknowledges and agrees the certificates evidencing the Warrants and the Warrant Shares shall bear a restrictive legend (the “Legend”), in form and substance as set forth in Section 4 hereof, prohibiting the offer, sale, pledge or transfer of the securities, except (i) pursuant to an effective registration statement covering these securities under the Securities Act or (ii) pursuant to any other exemptions from the registration requirements under the Securities Act and such laws which, in the opinion of counsel for this Company, is available.

2.14           FINRA Members. The undersigned acknowledges that if it is a Registered Representative of a FINRA member firm, the undersigned must give such firm notice required by the FINRA’s Rules of Fair Practice, receipt of which must be acknowledged by such firm on the signature page hereof.

2.15           Control Over Funds.  The Subscriber represents that the funds provided for this investment are either separate property of the Subscriber, community property over which the Subscriber has the right of control, or are otherwise funds as to which the Subscriber has the sole right of management.

2.16           Irrevocable.  The Subscriber agrees that this Agreement is and shall be irrevocable.

3.           Representations and Warranties of the Company

The Company represents and warrants to the Subscribers that:

3.1           Valid Issuance of Capital Stock. The total number of shares of all classes of capital stock which the Company has authority to issue is 49,000,000 Ordinary Shares and 1,000,000 shares of Preferred Stock. As of the date hereof, the Company has 2,453,333 Ordinary Shares (of which up to 320,000 shares are subject to redemption for nominal value as described in the Registration Statement) and no shares of Preferred Stock issued and outstanding. All of the issued shares of capital stock of the Company have been duly authorized, validly issued, and are fully paid and non-assessable.

3.2           Title to Warrants. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, as the case may be, each of the Warrants and the Warrant Shares will be duly and validly issued, fully paid and non-assessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, as the case may be, Subscriber will have or receive good title to the Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby and (ii) transfer restrictions under federal and state securities laws.

3.3           Organization and Qualification. The Company is a company duly formed and existing under the laws of the Cayman Islands and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted.

3.4           Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Warrants and the Warrant Shares in accordance with the terms hereof, (ii) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or shareholders is required, and (iii) this Agreement constitutes valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.5           No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not (i) result in a violation of the Company’s Memorandum and Articles of Association, as amended, (ii) conflict with, or constitute a default under any agreement, indenture or instrument to which the Company is a party or (iii) any law statute, rule or regulation to which the Company is subject or any agreement, order, judgment or decree to which the Company is subject. Other than any Securities Exchange Commission (the “SEC”) or state securities filings which may be required to be made by the Company subsequent to the Closing, and any registration statement which may be filed pursuant thereto, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or issue the Warrants or the Warrant Shares in accordance with the terms hereof.

4.           Legends

4.1           Legend. The Company will issue the Warrants, and when issued, the Warrant Shares, purchased by each Subscriber in its respective name. The Securities will bear the following Legend and appropriate “stop transfer” instructions:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.”

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN A SECURITIES ESCROW AGREEMENT (THE “AGREEMENT”) AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE ESCROW PERIOD (AS DEFINED IN THE AGREEMENT).”

4.2           Subscribers’ Compliance. Nothing in this Section 4 shall affect in any way each Subscriber’s obligations and agreements to comply with all applicable securities laws upon resale of the Securities.

4.3           Company’s Refusal to Register Transfer of the Securities. The Company shall refuse to register any transfer of the Securities, if in the sole judgment of the Company such purported transfer would not be made (i) pursuant to an effective registration statement filed under the Securities Act, or (ii) pursuant to an available exemption from the registration requirements of the Securities Act.

4.4           Registration Rights.  Subscribers will be entitled to certain registration rights which will be governed by a registration rights agreement (the “Registration Rights Agreement”) to be entered into with the Company on or prior to the closing of the IPO.

5.           Escrow. Upon consummation of the IPO, the holders of the Warrants shall enter into a securities escrow agreement (the “Escrow Agreement”) with Continental Stock Transfer & Trust Company, whereby the Warrants shall be held in escrow until 90 days following consummation of a Business Transaction (as defined therein) subject to certain restrictions as set forth in the Escrow Agreement.

6.           Securities Laws Restrictions.  In addition to the restrictions contained in the Escrow Agreement, each Subscriber agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Securities unless, prior thereto (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Securities proposed to be transferred shall then be effective or (b) the Company shall have received an opinion from counsel reasonably satisfactory to the Company, that such registration is not required because such transaction complies with the Securities Act and the rules promulgated by the SEC thereunder and with all applicable state securities laws.

7.           Waiver of Liquidation Distributions. In connection with the Securities purchased pursuant to this Agreement, and with respect to any Ordinary Shares purchased by the Subscribers prior to the IPO, the Subscribers hereby waive any and all right, title, interest or claim of any kind in or to any distributions of the trust account, whether in connection with (i) the exercise of redemption rights if the Company consummates a Business Transaction whether pursuant to a shareholder vote or the tender offer rules or (ii) upon the Company’s redemption of Ordinary Shares sold in the IPO upon the Company’s failure to timely complete a Business Transaction. For purposes of clarity, in the event the Subscribers purchase Ordinary Shares in the IPO or in the aftermarket, any additional Ordinary Shares so purchased shall be eligible to receive the redemption value of such Ordinary Shares upon the same terms offered to all other purchasers of Ordinary Shares in the IPO upon the Company’s failure to timely complete a Business Transaction. In no event will the Subscribers have the right to exercise any Warrants prior to the later of: (i) one year from the date of the Prospectus and (ii) the consummation of a Business Transaction.

8.           Termination of Warrants.

8.1           Failure to Consummate Business Transaction. The Warrants shall be terminated upon the dissolution of the Company in the event that the Company does not consummate a Business Transaction within 21 months from the consummation of the IPO.

8.2           Termination of Rights as holder; Escrow. If the Warrants are terminated in accordance with this Section 8, then after such time the Subscribers (or successor in interest), shall no longer have any rights as a holder of such Warrants.

9.           Rescission Right Waiver and Indemnification.

9.1           Each Subscriber understands and acknowledges an exemption from the registration requirements of the Securities Act requires there be no general solicitation of purchasers of the Warrants. In this regard, if the IPO were deemed to be a general solicitation with respect to the Warrants, the offer and sale of such Warrants may not be exempt from registration and, if not, each Subscriber may have a right to rescind its purchase of the Warrants. In order to facilitate the completion of the Offering and in order to protect the Company, its shareholders and the trust account from claims that may adversely affect the Company or the interests of its shareholders, each Subscriber hereby agrees to waive, to the maximum extent permitted by applicable law, any claims, right to sue or rights in law or arbitration, as the case may be, to seek rescission of its purchase of the Warrants. Each Subscriber acknowledges and agrees this waiver is being made in order to induce the Company to sell the Warrants to such Subscriber. Each Subscriber agrees the foregoing waiver of rescission rights shall apply to any and all known or unknown actions, causes of action, suits, claims or proceedings (collectively, “Claims”) and related losses, costs, penalties, fees, liabilities and damages, whether compensatory, consequential or exemplary, and expenses in connection therewith, including reasonable attorneys’ and expert witness fees and disbursements and all other expenses reasonably incurred in investigating, preparing or defending against any Claims, whether pending or threatened, in connection with any present or future actual or asserted right to rescind the purchase of the Warrants hereunder or relating to the purchase of the Warrants and the transactions contemplated hereby.

9.2           Each Subscriber agrees not to seek recourse against the trust account for any reason whatsoever in connection with its purchase of the Warrants or any Claim that may arise now or in the future.

9.3           Each Subscriber acknowledges and agrees the shareholders of the Company and Cohen & Company Capital Markets, LLC, the representative of the underwriters in the IPO, are and shall be third-party beneficiaries of the foregoing provisions of this Agreement.

9.4           Each Subscriber agrees that to the extent any waiver of rights under this Section 9 is ineffective as a matter of law, each Subscriber has offered such waiver for the benefit of the Company as an equitable right that shall survive any statutory disqualification or bar that applies to a legal right. Each Subscriber acknowledges the receipt and sufficiency of consideration received from the Company hereunder in this regard.

10.           Terms of the Warrant

The Warrants are substantially identical to the warrants included in the units offered in the IPO as set forth in the Warrant Agreement to be entered into with Continental Stock Transfer and Trust Company on or prior to the Closing, except: (i) they will be placed in escrow and not released before, except in limited circumstances, until the consummation of a Business Transaction, (iii) they are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to the Registration Rights Agreement to be signed on or before the date of the Prospectus, (iv) they will be non-redeemable so long as they are held by a Subscriber (or any of his permitted transferees), and (v) they are exercisable on a “cashless” basis if held by a Subscriber (or any of his or its permitted transferees).

11.           Governing Law; Jurisdiction; Waiver of Jury Trial

This Agreement shall be governed by and construed in accordance with the laws of the State of New York for agreements made and to be wholly performed within such state. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

12.           Assignment; Entire Agreement; Amendment

12.1           Assignment. Neither this Agreement nor any rights hereunder may be assigned by any party to any other person other than by a Subscriber to a person agreeing to be bound by the terms hereof.

12.2           Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

12.3           Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

12.4           Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

13.           Notices; Indemnity

13.1           Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or other recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (b) if by a posting on an electronic network together with separate notice to the shareholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (c) if by any other form of electronic transmission, when directed to the stockholder.

13.2           Indemnification. The Subscribers and the Company agree to indemnify each other against any loss, cost or damages (including reasonable attorney’s fees and expenses) incurred as a result of such party’s breach of any representation, warranty, covenant or agreement in this Agreement.

14.           Counterparts

This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

15.           Survival; Severability

15.1           Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing.

15.2           Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

16.           Headings.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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This subscription is accepted by the Parties on the 15th day of November 2010.

AUSTRALIA ACQUISITION CORP.
By:	/s/ Peter Ziegler
Name: Peter Ziegler Title: Chairman, Chief Executive Officer

SUBSCRIBERS ZIEGLER ASSET PARTNERS TRUST /s/ Peter Ziegler
Name: Peter Ziegler Title: Authorized Signatory No. of Warrants: 6,940,000 /s/ E. Stephen Streeter
E. Stephen Streeter No. of Warrants: 300,000 /s/ Brett Chenoweth
Brett Chenoweth No. of Warrants: 300,000 /s/ Charbel Nader
Charbel Nader No. of Warrants: 300,000 /s/ Ian Zimmer
Ian Zimmer No. of Warrants: 80,000 /s/ Peter O'Brien
Peter O’Brien No. of Warrants: 80,000